Exhibit 99.1
ROME DIE CASTING LLC
FINANCIAL STATEMENTS
SIX MONTH PERIOD ENDED JUNE 30, 2010 (UNAUDITED)
AND YEAR ENDED DECEMBER 31, 2009 WITH
REPORT OF INDEPENDENT AUDITORS

ROME DIE CASTING LLC
SIX MONTH PERIOD ENDED JUNE 30, 2010 (UNAUDITED)
AND YEAR ENDED DECEMBER 31, 2009

ROME DIE CASTING LLC	PAGE 2

REPORT OF INDEPENDENT AUDITORS
The Member of Rome Die Casting LLC
We have audited the accompanying balance sheet of Rome Die Casting LLC as of December 31, 2009 and the related statement of operations and member’s deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     As discussed in Note 1 to the financial statements, Rome Die Casting LLC’s losses from operations, working capital deficiency and substantial outstanding current debt raise substantial doubt about the Company’s ability to continue as a going concern. The 2009 financial statements do not include any adjustments that might result from the outcome of this uncertainty.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rome Die Casting LLC at December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Cleveland, OH
December 14, 2010

ROME DIE CASTING LLC	PAGE 3

Rome Die Casting LLC
Balance Sheets
Assets

	December 31,	June 30,
	2009	2010
		(Unaudited)
Current Assets
Cash	$100	$—
Accounts receivable less allowance for doubtful accounts of $449,900 at June 30, 2010 and $37,800 at December 31, 2009	1,327,883	1,987,819
Inventories	1,704,630	1,193,937
Other current assets	—	51,498

Total current assets	3,032,613	3,233,254

Property, plant, and equipment, net	728,253	1,054,301

Other assets	164,616	164,616

Total Assets	$3,925,482	$4,452,171

Liabilities and Member’s Deficit

Current Liabilities
Accounts Payable	$2,024,816	$1,824,899

Accrued Liabilities	790,334	678,122

Notes Payable	17,158,434	20,262,528
Accrued Interest	4,037,303	5,030,117

Total current liabilities	24,010,887	27,795,666

Member’s deficit	(20,085,405)	(23,343,495)

Total Liabilites and Member’s Deficit	$3,925,482	$4,452,171

See accompanying notes to the financial statements.

ROME DIE CASTING LLC	PAGE 4

Rome Die Casting LLC
Statements of Operations and Member’s Deficit

		(Unaudited)
	Year Ended	Six Month Period
	December 31, 2009	Ended June 30, 2010

Net sales	$8,846,776	$10,769,039

Cost of goods sold	9,492,503	11,769,593

Gross loss	(645,727)	(1,000,554)

Selling, general and administrative expenses	1,133,294	1,264,898

Operating loss	(1,779,021)	(2,265,452)

Interest Expense	1,738,129	992,638

Net loss	(3,517,150)	(3,258,090)

Member’s deficit — Beginning of Year	(16,568,255)	(20,085,405)

Member’s deficit — End of Year	$(20,085,405)	$(23,343,495)

See accompanying notes to the financial statements.

ROME DIE CASTING LLC	PAGE 5

Rome Die Casting LLC
Statements of Cash Flows

		(Unaudited)
	Year Ended	Six Month Period
	December 31, 2009	Ended June 30, 2010

OPERATING ACTIVITIES
Net loss	$(3,517,150)	$(3,258,090)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	292,724	203,295
Non-cash interest	1,738,129	992,638

Increase (decrease) in cash caused by changes in current items
Accounts receivable	(622,931)	(659,936)
Inventories	(1,027,610)	510,693
Other current assets	—	(51,498)
Accounts payable	1,261,285	(199,917)
Accrued expenses	344,580	(112,213)
Other	21,921	—

Net cash used by operating activities	(1,509,052)	(2,575,028)

CASH FLOW USED IN INVESTING ACTIVITY
Purchase of property and equipment	(302,836)	(529,343)

CASH FLOW PROVIDED FROM FINANCING ACTIVITY
Borrowings on notes payable	1,782,398	3,104,271

DECREASE IN CASH AND CASH EQUIVALENTS	(29,490)	(100)

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	29,590	100

CASH AND CASH EQUIVALENTS — END OF YEAR	$100	$0

See accompanying notes to the financial statements.

ROME DIE CASTING LLC	PAGE 6

NOTES TO THE FINANCIAL STATEMENTS
1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Rome Die Casting LLC (the Company) is a Georgia limited liability company that is a manufacturer of aluminum die castings for the global automotive market and other non-automotive manufacturers.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company’s losses from operations, working capital deficiency and substantial outstanding current debt raise substantial doubt about the Company’s ability to continue as a going concern.

On September 30, 2010, the Company transferred substantially all of its assets and certain liabilities to General Aluminium Mfg. Company (GAMCO), a subsidiary of Park-Ohio Industries, Inc., in consideration for the Notes Payable due GAMCO.

Financial information for the six-month period ended June 30,2010 is condensed and unaudited.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Substantially all sales are to companies in the automotive industry. The Company does not require collateral to support customer receivables. Sales to two customers represented approximately 75% of total net sales for 2009. Accounts receivable from these customers amounted to $876,000 as of December 31, 2009.

The Company had sales to GAMCO of $2,094,000 and $2,495,000 for the year ended December 31,2009 and six-month period ended June 30,2010, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at net realizable value. Accounts receivable are reduced by an allowance for amounts that may become uncollectible in the future. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

ROME DIE CASTING LLC	PAGE 7

NOTES TO THE FINANCIAL STATEMENTS
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories are stated at the lower of first-in, first-out (FIFO) cost or market value.

Property, Plant, and Equipment

Property, plant and equipment are carried at cost. Additions are capitalized and expenditures for repairs and maintenance are charged to operations. Depreciation of fixed assets is computed principally by the straight-line method based on the estimated useful lives of the assets over the following estimated useful lives of the assets:

Leasehold improvements	3 years
Computer systems/equipment	3 years
Machinery and equipment	3-6 years
Vehicles	4 years
Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property, plant, and equipment, for impairment when events and circumstances indicate that the assets may be impaired. If the future undiscounted cash flows are not sufficient to recover the carrying value of the assets, the assets are adjusted to their estimated fair values. No impairment losses were required or recorded in 2009.

Environmental

The Company accrues environmental costs related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Costs that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company records a liability when environmental assessments and/or remedial efforts are probable and can be reasonably estimated. The estimated liability of the Company is not discounted or reduced for possible recoveries from insurance carriers.

Revenue Recognition

The Company recognizes revenue when products are shipped and title has passed to the customer.

The Company classifies shipping and handling amounts billed to customers as revenue and costs related to the shipping and handling as costs of goods sold in the statement of operations.

ROME DIE CASTING LLC	PAGE 8

NOTES TO THE FINANCIAL STATEMENTS
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company is not required to recognize an allocation of current and deferred federal and state income taxes because it is a single member limited liability company. Accordingly, any income or loss is included in the tax returns of the Company’s sole member.

Subsequent Events

Management has evaluated subsequent events through December 14, 2010, the date the financial statements were available to be issued.

Recent Accounting Pronouncements

During 2009, the Company adopted the Financial Accounting Standards Board (FASB) — Accounting Standards Update No. 2009-01, Generally Accepted Accounting Principles (GAAP), which establishes the FASB Accounting Standards Codification TM (ASC or Codification) as the official single source of authoritative U.S. GAAP. All existing accounting standards were superseded. All other accounting guidance not included in the Codification will be considered Non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (SEC) guidance organized using the same topical structure in separate sections within the Codification.

3.	INVENTORY

The components of inventories consist of the following:

	December 31,	June 30,
	2009	2010
		(unaudited)
Raw materials and components	$639,220	$659,641
Work in process	823,408	411,896
Finished goods	242,002	122,400

	$1,704,630	$1,193,937

4.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	December 31,	June 30,
	2009	2010
		(unaudited)
Leasehold Improvements	$729,085	$1,258,428
Machinery and Equipment	772,860	772,860
Vehicles	21,763	21,763

	1,523,708	2,053,051
Accumulated Depreciation	795,455	998,750

Property, plant, and equipment, net	$728,253	$1,054,301

Depreciation expense was $292,724 for the year ended December 31, 2009 and $203,295 for the six month period ended June 30, 2010.

ROME DIE CASTING LLC	PAGE 9

NOTES TO THE FINANCIAL STATEMENTS
5.	NOTES PAYABLE

At December 31, 2009 and June 30, 2010, notes payable consisted of the following:

	December 31,	June 30
	2009	2010
		(unaudited)
Note payable, secured by all assets of the Company with interest accruing at a rate of 12%. The note and accrued interest are payable on demand.	$10,351,385	$10,351,385

Note payable, secured by all assets of the Company with interest accruing at a rate of prime plus 5%. The note and accrued interest are payable on demand.	6,807,049	9,911,143

Total	$17,158,434	$20,262,528

Accrued interest expense related to the above notes payable totaled $4,037,303 at December 31, 2009. As all outstanding debt and related accrued interest expense was due on demand at December 31, 2009, they were classified as current liabilities in the Company’s balance sheet. At December 31, 2009 the approximate fair value of outstanding debt was approximately $6,800,000.

6.	LEASES

The Company leases a plant facility and warehouse under operating leases. Future minimum rental payments under all non-cancelable operating leases with terms in excess of one year are as follows:

Warehouse Lease

$3,300 per month through January 2011 $3,375 per month February 2011 through January 2012

Facility Lease

The plant facility lease was extended on December 19, 2009. Terms remaining on the facility lease for the Company are $205,992 per annum, payable in equal monthly installments of $17,166 on or before the first day of each month, through July 29, 2021.

Total lease expense for the year ended December 31, 2009 and the six-month period ended June 30, 2010 were approximately $223,169 and $123,171, respectively.

At December 31, 2009, the Company had $164,616 of cash deposit with its lessor that is restricted for use in building improvements. Restricted cash been classified as other long-term assets in the balance sheet.